UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2013

PACIFIC GREEN TECHNOLOGIES
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose, CA	95129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(408) 538-3373

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities

On April 3, 2013, Pacific Green Technologies Inc. (“we”, “us”, or  “our company”) entered into a share exchange agreement (the “Agreement”) with the shareholders (the “Shareholders”) of EnviroTechnologies, Inc., a Delaware corporation (“Enviro”).  Pursuant to the terms of the Agreement, we have agreed to acquire 17,653,872 issued and outstanding common shares of Enviro from the Shareholders in exchange for the issuance 1,765,395 shares of the common stock of our company.  A copy of the Agreement is attached to this report as Exhibit 10.1.

On April 3, 2013, pursuant to the Agreement, we closed on the above share exchange.  We did not issue any fractional shares of our company.  In lieu of such fractional shares, shareholders of Enviro that were entitled to such fractional shares had such fraction rounded up to the nearest whole number of shares of our company.  We issued an aggregate of 1,765,395 common shares to 47 non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

Enviro, a company incorporated in Delaware, has protected intellectual property rights throughout most of the world for its ENVI-Clean™ Emissions System (“ENVI-Clean™”). The ENVI-Clean™ system removes most of the sulphur dioxide, particulate matter, greenhouse gases and other hazardous air pollutants from the flue gases produced by the combustion of coal, biomass, municipal solid waste, diesel and other fuels.

Brief Description of the Terms and Conditions of the Agreement

The following is a brief description of the terms and conditions of the Agreement that are material to our company:

1.	The representations and warranties of the Shareholders and our company set forth in the share exchange remain true, correct and complete in all respects as at the closing;

2.
All of the covenants and obligations that the respective parties are required to perform or to comply with pursuant to the share exchange agreement at or prior to the closing must have been performed and complied with in all material respects;

3.	The Shareholders and our company having received duly executed copies of all third party consents and approvals contemplated by the Agreement, if any; and

4.
The Shareholders and our company having each been reasonably satisfied with their respective due diligence investigations of the other party that is reasonable and customary in transactions of this kind.

The foregoing description of the Agreement is qualified in its entirety by the contents of the Agreement attached as Exhibit 10.1 to this current report.

Due to conditions precedent to closing, including but not limited to those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the transaction.

We intend to enter into, and close, additional share exchange agreements with as many shareholders of Enviro as we are able to, but there can be no guarantee that we will be successful in acquiring any additional shares of Enviro’s issued and outstanding common stock.

Item 9.01	Financial Statements and Exhibits.

10.1	Form of Share Exchange Agreement between Pacific Green Technologies Inc., and the shareholders of EnviroTechnologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/Jordan Starkman
Jordan Starkman
President, Treasurer, Secretary and Director
Date:April 8, 2013